UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 26, 2011

LITHIUM TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10379B Democracy Lane Fairfax VA	22030
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (571) 207-9055

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 26, 2011, Martin Koster joined the management team of Lithium Technology Corporation (the “Company”) as its President and Chief Operating Officer (“COO”).

In addition to his daily operational responsibilities at the Company, Mr. Koster will focus on the implementation of the strategic development opportunities of the Company and the company's transition into a volume manufacturer of its leading large-format Lithium based battery technology, including the integration of its battery technology with the electronics capabilities of the Company's strategic partner, Frazer-Nash Research Ltd., through the previously announced strategic alliance between the two companies.

Martin Koster is a German national with a strong background in working with companies in the automotive and industrial sector. His focus in his prior roles as a corporate finance and M&A advisor was on global automotive sector clients of all sizes, including leading passenger and commercial vehicle manufacturers and their suppliers. Mr. Koster joins the Company from Goetzpartners, a European-based investment banking firm, where he was head of the London office and during his tenure there, was appointed an Executive Board Member. Prior to his association with Goetzpartners, Mr. Koster spent eleven years at Citigroup primarily on the automotive and industrials team, based in Frankfurt and London.  He is a graduate of WHU Otto Beisheim School of Management in Koblenz, Germany and also studied at the University of Sydney in Sydney, Australia as well as EDHEC in Lille, France.

For his services as President and COO, the Company has agreed to pay Mr. Koster an annual base salary of ₤210,000 for a period of two (2) years.

Additionally, Mr. Koster shall receive options to purchase an aggregate of Fifty Million (50,000,000) shares of the Company’s common stock, $.01 par value, which options are exercisable for a period of thirty-six months from the date of issuance, vest and are exercisable as described below and are on such additional terms as shall be set forth in a definitive option agreement to be entered into between the Company and Mr. Koster.   Of such options,  Twenty-Five Million shares shall vest immediately at an exercise price of $.024 per share, Ten Million shares shall vest within six (6) months of the issuance date at an exercise price of $.030 per share, Ten Million shares shall vest within one (1) year of the issuance date at an exercise price $.05 per share and Five Million shares shall vest within two (2) years of the issuance date at an exercise price of $.150 per share.

Mr. Koster shall be eligible to receive additional equity options as part of his annual compensation based upon future individual and Company performance.

Mr. Koster shall be an observer member of the Board of Directors of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1           Press Release dated May 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date:  May 2, 2011

LITHIUM TECHNOLOGY CORPORATION (Registrant)

By:	/s/ Theo M. M. Kremers
Name:	Theo M. M. Kremers
Title:	Chief Executive Officer